Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "MASTERWORKS 024, LLC", FILED IN THIS OFFICE ON THE FIRST DAY OF JULY, A.D. 2020, AT 10:40 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

3168620 8100
SR# 20206014776

Authentication: 203216196
Date: 07-02-20

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:40 AM 07/01/2020
FILED 10:40 AM 07/01/2020
SR 20206014776 - File Number 3168620

CERTIFICATE OF FORMATION

OF

MASTERWORKS 024, LLC

1. The name of the limited liability company is Masterworks 024, LLC.

2. The address of its registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 1st day of July 2020.

/s/ Jared W. Poplin
Jared W. Poplin, Organizer